SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2004

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-08182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9310 Broadway, Building I San Antonio, Texas	78217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 828-7689

Item 5.                    Other Events and Regulation FD Disclosure.

On March 5, 2004, Pioneer Drilling Company (“Pioneer”) completed the acquisition of the drilling assets of Sawyer Drilling & Services, Inc. based in Shreveport, Louisiana.  Pioneer paid $12.0 million for the seven-rig drilling fleet and related yard equipment.  The fleet consists of seven mechanical 700 to 1200 horsepower rigs, capable of drilling to depths of 8,000 to 14,000 feet.  This acquisition increased Pioneer’s East Texas Division fleet to 18 rigs and Pioneer’s total rig fleet to 35 rigs.

Also on March 5, 2004, Pioneer announced the purchase of the assets of A&R Trejo Trucking.  Pioneer paid $1.2 million for 23 trucks and related rig moving assets.  Pioneer expects to operate roughly one-half of the assets from its South Texas Division trucking yard and plans to move the remainder of those assets to its East Texas Division later in 2004.

On March 12, 2004, Pioneer acquired a 1,000 horsepower mechanical drilling rig from SEDC Drilling Co., Ltd. for $2.0 million.  Pioneer retired the rig formerly known as Rig 5 and renamed the newly acquired rig Rig 5.  The rig is operating in Pioneer’s North Texas Division.

This report on Form 8-K contains forward-looking statements regarding Pioneer’s expectations for its newly acquired rig moving assets.  Although Pioneer believes that such expectations are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions.  Please read Pioneer’s filings with the Securities and Exchange Commission, including Pioneer’s annual report on Form 10-K for the fiscal year ended March 31, 2003 and subsequent Form 10-Q’s, for a discussion of risks related to Pioneer’s forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

	By:	/s/ William D. Hibbetts
William D. Hibbetts
Senior Vice President and Chief Financial Officer

Date: April 8, 2004